BARNWELL INDUSTRIES, INC.	P R E S S
RELEASE

1100 Alakea Street, Suite 2900
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2021

COMPANY BENEFITS FROM HIGHER OIL PRICES

HONOLULU, HAWAII, May 12, 2021 – Barnwell Industries, Inc. (NYSE American: BRN) today reported net losses of $856,000, $0.10 per share, and $272,000, $0.03 per share, for the three and six months ended March 31, 2021, respectively, as compared to net losses of $1,514,000, $0.18 per share, and $1,928,000, $0.23 per share, for the three and six months ended March 31, 2020, respectively.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “Our improved results for this quarter were due to a $2,243,000 improvement in oil and natural gas segment operating results due primarily to a prior year period impairment of $1,637,000, whereas there was no impairment in the current period, and the Company benefited from higher oil and natural gas prices which increased 46% and 65%, respectively.  Also, equity in earnings of affiliates increased $649,000 as compared to the quarter ended March 31, 2020 as a result of improved operating results of the Kukio Resort Development Partnerships, in part due to land sales which occurred during the six months ended March 31, 2021, discussed below.
“Contract drilling operating results decreased $884,000 due to the completion of a significant drilling contract, and there was a one-time $1,336,000 gain, before taxes, recognized in the prior year period from the sale of the Company’s drilling yard.
“In the current quarter, we incurred approximately $450,000 in general and administrative expenses relating to our entry into a Cooperation and Support Agreement with MRMP Stockholders and certain of its affiliates, which included the reimbursement of about $300,000 of their expenses incurred in the 2020 and 2021 proxy contests, the Company’s legal fees in resolving the matter and also an increase in our directors and officers liability insurance expense due to the proxy contest last year.
“The reduction in the net loss for the six months ended March 31, 2021 as compared to last year’s loss for the six months ended March 31, 2020 was largely due to a $1,746,000 increase in earnings of affiliates due to improved real estate sales, which also led to the Company receiving $2,205,000 in net cash distributions, $459,000 of which was a preferred return which contributed to our net earnings. There was also a $1,548,000 improvement in oil and natural gas segment operating results due primarily to an asset impairment charge of $1,637,000 in the prior year period as compared to a $630,000 impairment in the current six-month period.  In addition, there was a $485,000 increase in land investment segment operating results due to the sale of two lots in the current year period, whereas there were no lot sales in the same period in the prior year period.  Contract drilling operating results decreased $873,000 due to the completion of a significant drilling contract, and there was a $1,336,000 gain, before taxes, recognized in the prior year period from the sale of the Company’s drilling yard; there was no such gain in the current period.

“The Company acquired additional production and acreage at its core Twining property in an agreement with a major Canadian producer. The agreement closed on April 8, 2021 and the Company immediately began construction on a pipeline to tie in the wells to the Company’s battery. The first production from the wells came on May 5, 2021 and the Company is working to reactivate more wells acquired in the swap in the near future. As a result of this transaction the Company acquired eight net additional drilling locations and now has forty-five net drilling locations identified at Twining.

“The Company has agreed to participate in an eight well drilling program in a partnership with an EnCap Investments L.P.-backed entity in an Oklahoma play. The first well was spudded in early March 2021 and is expected to be completed by July 1, 2021.

“The Company has recently engaged an advisory firm to reinitiate the sale process of the Company’s non-core oil and gas assets. The sale process previously began in early 2020, but was delayed due to low commodity prices and the pandemic.

“Over the past two quarters, the Company has participated in multiple phases of the Canadian Site Rehabilitation Program, and grants totaling $314,000 were provided to assist the company in reducing its abandonment and reclamation liabilities. The Company has completed successful abandonments at 14 gross, 10.3 net, operated wells and 13 gross, 1.9 net, non-operated wells. The Company continues to work to participate in future phases of the Site Rehabilitation Program.

“In March 2021, the Company the Alberta Orphan Well Association (“OWA”) negotiated to commence the abandonment and reclamation of the Company’s wells located in Manyberries - an area the where the Canadian government mandated the wells be abandoned to protect a sensitive wildlife environment.  The OWA has significant scale and has a history of lower costs for this type of work than most industry participants.  The costs are to be paid in advance through a cash deposit of approximately $1,616,000, of which $936,000 is to be paid August 2021 and the remaining balance of $680,000 is to be paid August 2022; as the OWA spends these funds this will result in reductions in the Asset Retirement Obligation liabilities on our balance sheet on a dollar-for-dollar basis. It is anticipated that the OWA’s abandonment program for the Manyberries area wells will commence and be completed in the fall of 2021 with the reclamation to begin the following fall of 2022.

“In April 2021, the Company's Board of Directors initiated the termination of the Postretirement Medical plan and the Company provided all participants of the plan with a sixty-day notice of termination. The Postretirement Medical plan is an unfunded plan and the Company currently estimates that it will recognize a non-cash gain of approximately $2,000,000, as well as a benefit in other comprehensive income, upon the termination of the Postretirement Medical plan in the quarter ending June 30, 2021.

“In March 2021, the Company entered into an at-the-market (ATM) sales agreement with A.G.P./Alliance Global Partners pursuant to which the Company may sell shares of its common stock.  As of May 12, 2021, the Company has not sold any shares under this agreement.

“The Company has entered into a contract for the sale of our Hawaii corporate office which is scheduled to close in our fourth quarter of fiscal 2021.

“In April and May of 2021, the Company received $368,000, net of fees, from Kaupulehu Developments, Barnwell’s 77.6% owned joint venture, from the sale of three lots and the Kukio Resort Land Development Partnerships also made net cash distributions in the amount of $1,554,000 to Barnwell.  The financial results of these receipts and distributions will be reflected in Barnwell's quarter ending June 30, 2021.

“In the past year, the Company has made significant progress on a number of fronts. We have continued to focus on keeping our cost structure low and optimizing our assets to build shareholder value.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2021	2020	2021	2020

Revenues	$3,998,000	$4,582,000	$8,385,000	$9,432,000

Net loss attributable to Barnwell Industries, Inc.	$(856,000)	$(1,514,000)	$(272,000)	$(1,928,000)

Net loss per
share – basic and diluted	$(0.10)	$(0.18)	$(0.03)	$(0.23)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160